EXHIBIT A

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS OF NB MANAGEMENT, NB LLC AND LBAM

     The address of each principal executive officer and director of NB Management and Neuberger Berman, listed below is 605 Third Avenue, New York, New York 10158. The address of each principal executive officer and director of LBAM, listed below is 200 South Wacker Drive, Suite 2100, Chicago, IL 60601.

Name	Principal Occupation
Joseph V. Amato	Director, NB Management; Sole Director, CEO and President, Neuberger Berman Holdings LLC; Managing Director, Lehman Brothers Inc.
Ann H. Benjamin	Vice President, NB Management; Managing Director, NB LLC.
Michael L. Bowyer	Vice President, NB Management.
Claudia A. Brandon	Vice president/Mutual Fund Board Relations and Assistant Secretary, NB Management; Senior Vice President, Neuberger Berman; Secretary of the Trust.
Steven R. Brown	Vice President, NB Management; Managing Director, Neuberger Berman.
David H. Burshtan	Vice President, NB Management.
Robert Conti	Vice President of the Trust; Senior Vice President, NB Management; Managing Director, Neuberger Berman, Neuberger Berman.
Robert B. Corman	Vice President, NB Management; Managing Director, Neuberger Berman.
Robert W. D'Alelio	Vice President, NB Management; Managing Director, Neuberger Berman.
Cynthia L. Damian	Vice President, NB Management.
John E. Dugenske	Vice President, NB Management.
Ingrid Dyott	Vice President, NB Management; Vice President, Neuberger Berman.
Michael Foster	Vice President, NB Management; Vice President, Neuberger Berman; Vice President, LBAM.
William J. Furrer	Vice President, NB Management.
Brian J. Gaffney	Vice President of the Trust; Senior Vice President, NB Management; Managing Director, Neuberger Berman.
Maxine L. Gerson	Chief Legal Officer of the Trust; Secretary and General Counsel, NB Management; Senior Vice President, Neuberger Berman; Deputy General Counsel and Assistant Secretary, Neuberger Berman.
Richard Grau	Vice President, NB Management; Vice President, Neuberger Berman; Vice President, LBAM.
Edward S. Grieb	Treasurer and Chief Financial Officer, NB Management, Senior Vice President and Treasurer, Neuberger Berman; Treasurer, Neuberger Berman Inc.
Michael J. Hanratty	Vice President, NB Management.
Milu E. Komer	Vice President, NB Management.
Sajjad S. Ladiwala	Vice President, NB Management.
Richard S. Levine	Vice President, NB Management.
John A. Lovito	Vice President, NB Management.
Arthur Moretti	Vice President, NB Management; Managing Director, Neuberger Berman.
S. Basu Mullick	Vice President, NB Management; Managing Director, Neuberger Berman.
Thomas P. O’Reilly	Vice President, NB Management.
Loraine Olavarria	Assistant Secretary, NB Management.
Elizabeth Reagan	Vice President, NB Management.
Brett S. Reiner	Vice President, NB Management.
Benjamin E. Segal	Vice President, NB Management; Managing Director, Neuberger Berman.

A-1

Thomas Sontag	Vice President, NB Management; Managing Director, Neuberger Berman.
Michelle B. Stein	Vice President, NB Management.
Kenneth J. Turek	Vice President, NB Management.
Judith M. Vale	Vice President, NB Management, Managing Director, Neuberger Berman.
John T. Zielinsky	Vice President, NB Management.

A-2